Exhibit 10.5
Cooperation Agreement
on
Pursuing SMEs Financing or Listing Opportunities on Overseas Capital Markets

Party A: Shenzhen International Hi-Tech Equity Exchange
Address: 2nd Floor, Shenzhen Technology Building, 1001 Shang Bu Road Middle, Futian District, Shenzhen
Telephone: 0755-83671352

Party B: ChinaE.com Investment Consultant (Shenzhen) Co., Ltd.
Address: 27th Floor, Guomao Building, Renmin Road South, Shenzhen
Telephone: 0755-82210238

This Cooperation Agreement (the “Agreement”) is made and entered into as of July 12 2006, by and between Party A and Party B.

WHEREAS, the Parties wish to enter into cooperation to provide mutual clients with quality services; and

WHEREAS, the Parties wish to enter into cooperation to explore innovation on equity trading system, transaction varieties and modes of transactions; and

WHEREAS, the Parties wish to create better economic returns and social benefits through cooperation, and to accumulate more practical experiences in the development process of the multi-layer capital markets in China.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, the Parties hereby agree as follows:

1.	Scope of Cooperation

Party A recognizes Party B has the experiences in investment banking and resources in overseas capital markets, while Party B recognizes Party A has the connection and resources in identifying potential project companies (“Project Companies”) that are interested in pursuing financing or listing opportunities. Both Parties desire and agree to establish cooperation to assist eligible Project Companies to get financing or public listing on capital markets in the US, Hong Kong, Singapore, etc.

2.	Exclusivity

For those Project Companies Party A formally introduced and/or referred to Party B, Party A agrees to recognize Party B as its sole and exclusive partner in overseas affairs; meanwhile, for those Project Companies Party A formally introduced and/or referred to Party B, Party B agrees to recognize Party A as its sole and exclusive partner in domestic affairs. Without written consents from both Parties, neither party could assign or transfer any rights and obligations herein.

3.	Party A’s Warranties

3.1.	To identify and motivate Project Companies;

3.2.	To find out, through preliminary contacts, Project Companies’ willingness to obtain financing and listing status;

3.3.
To motivate and assist Project Companies to provide the company’s materials and information (such as operation history, shareholding structure, management team, business plans, audited financial statements for the most recent three years);

3.4.	To assist Project Companies to prepare any supplementary materials, to discuss and determine cooperation terms and conditions, and to enter into cooperation agreements;

3.5.	To carry out preliminary due diligence;

3.6.
To urge (if necessary) Project Companies to enter into cooperation agreements with securities counsels, auditors, shell companies, financial advisors, among others, and to assist Project Companies to pay any fees specified in such agreements.

3.7.	To assist Project Companies to complete any other procedures in order to complete listing process.

4.	Party B’s Warranties

4.1.	To discuss and determine with Party A the target companies to provide overseas financing and listing services, and to carry out due diligence;

4.2.
To coordinate with overseas markets (the US, Hong Kong, Singapore, etc.) listing agents and any other overseas professional intermediaries, and to select appropriate listing places and investors for Project Companies;

4.3.	To assist listing agents to prepare detailed listing plans or financing plans;

4.4.
To assist Party A and Project Companies to, according to listing requirements, make necessary adjustment, revision and supplement to the financial statements or any other materials that are required to submit;

4.5.	To assist listing agents to complete any necessary procedures in the listing process;

4.6.
Party B should perform diligence obligations, and should select cooperation institutions and traction methods in the best interest of Project Companies, so as not to incur any unnecessary costs or expenses.

5.	Costs and Fees

In each specific project, Party B should list out to Party A in details dates and methods of payment in connection with the expenses planned to spend in listing and financing arrangements, and should also list out the progress schedule for each procedures. Party A should be responsible to coordinate with project companies, and to assist project companies to enter into agreements with professional intermediaries excluded in this Agreement (such as overseas investment banks, law firms, overseas listing agents, etc.), and to arrange payment of relevant fees.

Allocation of Incomes

The allocation proportion for incomes (including shares) generated in the cooperation stated in this Agreement is as follows: Party A takes 30%, Party B and overseas listing agents take 70%, which could be adjusted according to contributions of each party.

6.	Appointed Contacts

Primary contact appointed by Party A:
Name: Liu Yu
Telephone:
Mobile:
Email:

Primary contact appointed by Party B:
Name: Liu Qing
Telephone:
Mobile:
Email:

7.	Confidentiality

The Parties agree to keep confidential all information and materials relating to Project Companies and this Agreement, and shall not disclose such information and materials to any third party (including any non-appointed employees working with the other party) without the other party’s prior written consent. The party who violate this provision should take full responsibility for the adverse consequences.

8.	Waive

In the event that either party fails to execute any rights herein during the cooperation, it does not constitute as and should not be interpreted as waiver of rights, and it should not affect any party to execute other rights in any aspect.

9.	Liabilities On Losses

Any losses caused to Project Companies, or other relevant parties or entities resulting from irresponsibility or intentional mishandling to the terms and conditions specified in this Agreement by either party, the other party should be free from any liability arising directly or indirectly thereof.

10.	Termination of Agreement

10.1.	With consensus, both sides could terminate this Agreement or terminate the cooperation on a specific project;

10.2.
According to the aforesaid condition, this Agreement should be deemed as fully performed at the completeness of projects. The Parties should have the right to share any and all incomes generated in prior of the termination of this Agreement.

11.	Arbitration

12.
Any disputes between the Parties hereto should be settled though negotiations. Disputes that cannot be settled through negotiation should be submitted to the arbitration commission of location where this Agreement is signed for arbitration.

13.	Term of Agreement

Any matters not provided herein shall be supplemented or amended in writing subject to both parties’ agreement, which shall have the same legal effect as this Agreement.
The term of this Agreement shall commence on the date hereof after signatories of both Parties.

14.	Counterparts

This Agreement is executed in two counterparts, each party holds one of the counterpart, which shall have the same legal effect.

Party A: Shenzhen International Hi-Tech Equity Exchange
[Seal]
Party A Representative: [Signature]

Party B: ChinaE.com Investment Consultant (Shenzhen) Co., Ltd.
[Seal]
Party B Representative: [Signature]

Date: 12th July 2006
Signed at: Shenzhen

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